Exhibit 99.1

UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL INFORMATION

Introduction

We refer to Carrols Restaurant Group, Inc. as “Carrols Restaurant Group” and, together with its consolidated subsidiaries, as “we,” “our” and “us” unless otherwise indicated or the context otherwise requires. Any reference to “Carrols” refers to our wholly-owned subsidiary, Carrols Corporation, a Delaware corporation, and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. Any reference to “Carrols LLC” refers to the wholly-owned subsidiary of Carrols, Carrols LLC, a Delaware limited liability company, unless otherwise indicated or the context otherwise requires. Any reference to “Fiesta Restaurant Group” refers to our former indirect wholly-owned subsidiary, Fiesta Restaurant Group, Inc., a Delaware corporation, unless otherwise indicated or the context otherwise requires.

We use a 52 or 53 week fiscal year ending on the Sunday closest to December 31. For convenience, all references herein to the fiscal years ended January 3, 2010, January 2, 2011 and January 1, 2012 will hereinafter be referred to as the fiscal years ended December 31, 2009, 2010 and 2011, respectively. All references herein to the three months ended April 3, 2011 and April 1, 2012 will hereinafter be referred to as the three months ended March 31, 2011 and 2012, respectively. Our fiscal year ended December 31, 2009 contained 53 weeks. Our fiscal years ended December 31, 2010 and 2011 each contained 52 weeks. The three months ended March 31, 2011 and 2012 each contained thirteen weeks.

Our common stock is listed on The NASDAQ Global Market under the symbol “TAST.” As previously disclosed by us, on May 7, 2012, we completed the spin-off of our wholly-owned subsidiary, Fiesta Restaurant Group by distributing all of the outstanding shares of Fiesta Restaurant Group common stock to our stockholders, which we refer to as the “spin-off.”

On May 30, 2012, we closed the acquisition of 278 Burger King restaurants, which we refer to as the “acquired restaurants” from Burger King Corporation. Total cash consideration is approximately $16.2 million and includes $3.8 million to be paid over five years. Non-cash consideration to BKC includes a 28.9% equity ownership interest in Carrols Restaurant Group (subject to certain limitations as previously disclosed). The acquired restaurants are located in seven Mid-Atlantic, Midwestern and Southeastern states. Additionally, pursuant to an operating agreement between us and BKC, which we refer to as the “operating agreement,” BKC assigned its right of first refusal on sales of restaurants by franchisees, which we refer to as the “ROFR,” to us in 20 states for 20 years or until we operate 1,000 Burger King restaurants, subject to compliance with the operating agreement. We have agreed to remodel 455 Burger King restaurants to BKC’s “20/20” restaurant image, including 57 restaurants in 2012, 154 restaurants in 2013, 154 restaurants in 2014 and 90 restaurants in 2015. We refer to such acquisition transaction as the “acquisition”.

Any reference herein to BKC refers to Burger King Holdings, Inc. and its wholly-owned subsidiaries, including Burger King Corporation.

The following unaudited condensed combined pro forma financial information has been derived by applying pro forma adjustments to our historical consolidated financial statements. The unaudited condensed combined pro forma balance sheet as of March 31, 2012 gives effect to the transactions (as defined below) as if such events occurred as of such date. The unaudited condensed combined pro forma statement of operations for the three months ended March 31, 2011, the three months ended March 31, 2012 and the year ended December 31, 2011 give effect to the transaction (as defined below) as if such events occurred on January 1, 2011. The unaudited condensed pro forma statement of operations for the years ended December 31, 2009 and 2010 remove the full year financial results of Fiesta Restaurant Group as if the spin-off occurred on the first day of each such period. The operating results of Fiesta Restaurant Group are shown as income or loss from discontinued operations, net of tax, in the accompanying statement of operations data.

As used herein, the term “transactions” means (i) the spin-off, (ii) the acquisition, (iii) the issuance by us of $150 million of 11.25% Senior Secured Second Lien Notes due 2018, which we refer to as the “notes,” (iv) our entering into a new $20.0 million revolving credit facility, (v) the repayment of outstanding borrowings under the Carrols LLC senior credit facility and the settlement of our pre-existing interest rate swap agreement and (vi) the fees and expenses related to the foregoing.

The unaudited condensed combined pro forma financial statements should be read in conjunction with our historical consolidated financial statements and the notes thereto that are included in our filings with the Securities and Exchange Commission (the “SEC”). The historical financial information for Fiesta Restaurant Group has been derived from our internal records. The historical financial statements for the acquired restaurants have been derived from the audited Statements of Assets Acquired and Liabilities Assumed and the related Statements of Revenues and Direct Operating Expenses for the acquired restaurants are included as Exhibit 99.2 to our Current Report on Form 8-K filed with the SEC on May 18, 2012. The Statements of Revenue and Direct Operating Expenses were derived from BKC’s historical accounting records and represent (i) net revenues that were directly attributable to the acquired restaurants and (ii) cost allocations and estimates of certain direct expenses which were based on assumptions that BKC’s management believes are reasonable. Certain expenses, including corporate overhead expenses, interest and taxes, were not allocated to the acquired restaurants. Consequently, these amounts do not represent the revenues and direct operating expenses of the 278 acquired restaurants had they been operated independently and are not comparable to net income as calculated in accordance with GAAP. In addition, the Statements of Revenue and Direct Operating Expenses for the acquired restaurants were calculated based on a calendar year, rather than a 52/53 week fiscal year, which may affect comparability.

The unaudited condensed combined pro forma financial statements do not include all disclosures required by GAAP. As a result of the spin-off, when we issue financial statements in future periods, the historical results of Fiesta Restaurant Group will be reclassified as a discontinued operation in accordance with Financial Accounting Standards Board Codification Topic 205-20, Presentation of Financial Statements — Discontinued Operations.

The unaudited condensed combined pro forma financial information does not give effect to any anticipated synergies, operating efficiencies or costs savings that may be associated with the acquisition. This information also does not include any integration costs we may incur related to the acquisition.

Pro forma adjustments to the historical financial information include adjustments that we deem reasonable and appropriate and are factually supported based on currently available information. The pro forma adjustments also include estimates of the allocation of the purchase price for the acquisition which requires extensive use of accounting estimates and judgments to allocate the purchase price to tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The amounts allocated to the assets acquired and liabilities assumed in the unaudited pro forma combined financial statements are based on management’s preliminary estimates of their respective fair values. Definitive allocations will be performed and finalized based upon valuations that will be performed following the acquisition. These unaudited condensed combined pro forma financial statements are included for comparative purposes only, and may not be indicative of what actual results would have been had the transactions occurred on the dates indicated. The unaudited condensed combined pro forma financial statements do not purport to present our separate financial results of operations or financial condition for future periods following the spin-off and may differ from the adjustments that will be calculated to report Fiesta Restaurant Group’s business as a discontinued operation in our financial statements in the future. The allocation of the purchase price for the acquisition as presented herein may also differ from the final allocations to be included in our financial statements in future periods.

CARROLS RESTAURANT GROUP, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

March 31, 2012

(Dollars in thousands)

	Historical Carrols Restaurant Group	Spin-off Pro Forma Adjustments(1)	Financing Pro Forma Adjustments(2)	Acquisition Pro Forma Adjustments(3)	Combined Pro Forma Carrols Restaurant Group
ASSETS
Current assets:
Cash	$5,271	$(4,727)	$82,575	$(12,133)	$70,986
Trade and other receivables	8,186	(4,824)	—	—	3,362
Inventories	5,784	(2,127)	—	2,500	6,157
Prepaid rent	4,027	(2,346)	—	—	1,681
Prepaid expenses and other current assets	6,143	(2,854)	—	—	3,289
Refundable income taxes	4,759	—	—	—	4,759
Deferred income taxes	4,542	(1,845)	—	—	2,697

Total current assets	38,712	(18,723)	82,575	(9,633)	92,931
Property and equipment, net	196,894	(115,767)	—	40,275	121,402
Franchise rights, net	66,440	—	—	20,440	86,880
Goodwill	124,934	(123,484)	—	—	1,450
Intangible assets, net	272	(272)	—	—	—
Franchise agreements, net	5,080	—	—	9,443	14,523
Deferred financing fees	8,257	(6,657)	3,001	—	4,601
Other assets	5,670	(2,660)	—	54	3,064

Total assets	$446,259	$(267,563)	$85,576	$60,579	$324,851

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$6,554	$(60)	$(6,494)	$1,701	$1,701
Accounts payable	13,988	(7,854)	—	—	6,134
Accrued interest	2,348	(2,325)	—	—	23
Accrued payroll, related taxes and benefits	18,566	(9,861)	—	—	8,705
Accrued real estate taxes	3,244	(1,902)	—	—	1,342
Other liabilities	11,698	(5,704)	—	760	6,754

Total current liabilities	56,398	(27,706)	(6,494)	2,461	24,659
Long-term debt, net of current portion	257,227	(200,933)	93,844	9,158	159,296
Lease financing obligations	10,266	(9,072)	—	—	1,194
Deferred income — sale-leaseback of real estate	36,556	(17,305)	—	—	19,251
Deferred income taxes	3,391	7,506	—	—	10,897
Accrued postretirement benefits	1,943	—	—	—	1,943
Other liabilities	22,458	(12,987)	—	2,854	12,325

Total liabilities	388,239	(260,497)	87,350	14,473	229,565
Commitments and contingencies
Total stockholders’ equity	58,020	(7,066)	(1,774)	46,106	95,286

Total liabilities and stockholders’ equity	$446,259	$(267,563)	$85,576	$60,579	$324,851

See Accompanying Notes to Unaudited Condensed Combined Pro Forma Balance Sheet.

CARROLS RESTAURANT GROUP, INC.

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

(1)	Reflects the spin–off of Fiesta Restaurant Group which occurred on May 7, 2012. Such financial information for Fiesta Restaurant Group was included in Carrols Restaurant Group’s consolidated balance sheet as of March 31, 2012 and was derived from the separate books and records of Fiesta Restaurant Group and its subsidiaries.

(2)	Reflects the financing transactions, including the (i) issuance of $150.0 million of notes, (ii) repayment of $0.9 million of outstanding revolving credit borrowings and the $61.8 million of outstanding term loan borrowings under the Carrols LLC senior credit facility and (iii) payment of $4.8 million of fees and expenses related to the financing transactions which includes $0.2 million for the settlement of our interest rate swap agreement, resulting in net cash proceeds of $82.6 million.

(3)	As previously disclosed by us, the acquired restaurants were purchased by us and Carrols LLC for a 28.9% equity ownership interest in Carrols Restaurant Group by issuing to BKC 100 shares of Carrols Restaurant Group’s Series A Convertible Preferred Stock. Under the purchase method of accounting, the aggregate purchase price is allocated to the net tangible and intangible assets based on their estimated fair values on the acquisition date. For purposes of estimating the total purchase price of $58.5 million we included the cash consideration to BKC of $16.2 million and an assumed value for the preferred stock of $42.3 million. The value for the preferred stock was based on an estimated 9.4 million common shares, the number of shares that the preferred stock would be convertible into (without giving effect to certain issuance limitations), at an assumed stock price of $4.50 per share. The preferred stock will be determined based on the common stock price at or around the closing date of the acquisition. The purchase price allocation below assumes a stock price of $4.50. If the assumed stock price was increased to $5.00 per share, it would increase the resulting franchise right asset by $4.7 million to $25.1 million and would result in $0.1 million of additional annual amortization expense. If the assumed stock price was decreased to $4.00 per share, it would decrease the resulting franchise rights asset by $4.7 million to $15.7 million and would result in $0.1 million of reduced annual amortization expense. This preliminary estimate of the purchase price and allocation to identifiable net assets and to identifiable intangible assets acquired represents our current estimates. The final calculation may differ from the amounts set forth herein, and all such amounts are subject to closing adjustments and the final determination of the purchase price including amounts to be allocated to the acquired assets. The estimated allocation of the purchase price to acquired assets is as follows:

(Dollars in thousands)
Cash	$417
Inventory	2,500
Restaurant equipment(a)	29,416
Favorable/Unfavorable leases(b)	54
Capital lease asset for equipment(c)	10,859
Capital lease obligation for equipment(c)	(10,859)
Refranchising fee(d)	9,443
Liability for ROFR(e)	(3,805)
Franchise rights(f)	20,440

Total estimated purchase price	$58,465

(a)	Represents the purchase of restaurant equipment at its net carrying value which we have assumed approximates fair value.

(b)	Represents the allocation of purchase price to net favorable/unfavorable leases based upon the values that were recorded by BKC as determined in October 2010, the date of the acquisition of BKC by 3G Special Situations Fund II, L.P., an affiliate of 3G Capital Partners Ltd.

CARROLS RESTAURANT GROUP, INC.

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA

BALANCE SHEET – (Continued)

(c)	Reflects the assumption of a $7.3 million capital lease obligation related to certain restaurant equipment that was installed at 186 acquired restaurants as of March 31, 2012 and an additional $3.6 million in capital lease obligations for certain restaurant equipment scheduled to be installed in an additional 92 restaurants which we are committed to assume.

(d)	Represents the allocation of purchase price to franchise fees based upon the current fair value to enter into franchise agreements with BKC and consistent with the rate that franchisees pay BKC for such agreements.

(e)	Represents the liability recorded in connection with the acquisition of the ROFR and other pre-approval rights for future acquisitions granted to us, which are payable over a five-year period to BKC in twenty quarterly installments of $0.2 million, with the first installment payable on May 30, 2012.

(f)	The excess of purchase price over the value assigned to the net tangible and identifiable intangible assets acquired has been allocated to franchise rights. This allocation is a preliminary estimate and could change based on a subsequent valuation of franchise rights which could result in an allocation to goodwill.

CARROLS RESTAURANT GROUP, INC.

UNAUDITED CONDENSED PRO FORMA STATEMENT OF OPERATIONS

Year Ended December 31, 2009

(Dollars in thousands)

	Historical Carrols Restaurant Group	Spin-off of Fiesta Restaurant Group		Pro Forma Carrols Restaurant Group
Revenues:
Restaurant sales	$814,534	$(430,514)		$384,020
Franchise royalty revenues and fees	1,606	(1,606)		—

Total revenues	816,140	(432,120)		384,020

Costs and expenses:
Cost of sales	237,446	(132,070)		105,376
Restaurant wages and related expenses	239,553	(120,105)		119,448
Restaurant rent expense	49,709	(25,728)		23,981
Other restaurant operating expenses	117,761	(60,384)		57,377
Advertising expense	31,172	(14,959)		16,213
General and administrative	51,851	(31,411	)(1)	20,440
Depreciation and amortization	32,520	(17,805)		14,715
Impairment and other lease charges	2,771	(2,284)		487
Other income (expense)	(720)	799		79

Total operating expenses(14)	762,063	(403,947)		358,116

Income from continuing operations	54,077	(28,173)		25,904
Interest expense	19,638	(10,731)		8,907

Income from continuing operations, before income taxes	34,439	(17,442)		16,997
Provision for income taxes	12,604	(6,576	)(2)	6,028

Income from continuing operations, net of tax	21,835	(10,866)		10,969
Income from discontinued operations, net of tax	—	10,424		10,424

Net income	$21,835	$(442)		$21,393

See accompanying Notes to Unaudited Condensed Combined Pro Forma Statement of Operations.

CARROLS RESTAURANT GROUP, INC.

UNAUDITED CONDENSED PRO FORMA STATEMENT OF OPERATIONS

Year Ended December 31, 2010

(Dollars in thousands)

	Historical Carrols Restaurant Group	Spin-off of Fiesta Restaurant Group		Pro Forma Carrols Restaurant Group
Revenues:
Restaurant sales	$794,611	$(437,538)		$357,073
Franchise royalty revenues and fees	1,533	(1,533)		—

Total revenues	796,144	(439,071)		357,073

Costs and expenses:
Cost of sales	240,635	(135,236)		105,399
Restaurant wages and related expenses	235,075	(122,519)		112,556
Restaurant rent expense	48,578	(25,410)		23,168
Other restaurant operating expenses	114,643	(60,041)		54,602
Advertising expense	30,362	(15,396)		14,966
General and administrative	51,021	(31,834	)(1)	19,187
Depreciation and amortization	32,459	(17,105)		15,354
Impairment and other lease charges	7,323	(6,614)		709
Other income	(444)	—		(444)

Total operating expenses(14)	759,652	(414,155)		345,497

Income from continuing operations	36,492	(24,916)		11,576
Interest expense	18,805	(9,848)		8,957

Income from continuing operations, before income taxes	17,687	(15,068)		2,619
Provision for income taxes	5,771	(5,297	)(2)	474

Income from continuing operations, net of tax	11,916	(9,771)		2,145
Income from discontinued operations, net of tax	—	9,152		9,152

Net income	$11,916	$(619)		$11,297

See accompanying Notes to Unaudited Condensed Combined Pro Forma Statement of Operations.

CARROLS RESTAURANT GROUP, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

Year Ended December 31, 2011

(Dollars in thousands)

	Historical Carrols Restaurant Group	Spin-off of Fiesta Restaurant Group		Pro Forma Carrols Restaurant Group	Historical Acquired Restaurants		Pro Forma Adjustments		Combined Pro Forma Carrols Restaurant Group
Revenues:
Restaurant sales	$820,767	$(473,249)		$347,518	$294,880		$—		$642,398
Franchise royalty revenues and fees	1,719	(1,719)		—	—		—		—

Total revenues	822,486	(474,968)		347,518	294,880		—		642,398

Costs and expenses:
Cost of sales	256,571	(152,711)		103,860	97,176		—		201,036
Restaurant wages and related expenses	238,254	(129,083)		109,171	92,486		—		201,657
Restaurant rent expense	48,727	(26,062)		22,665	14,013		9,916	(3)	46,594
Other restaurant operating expenses	115,266	(61,877)		53,389	39,237		13,270	(4)	105,896
Advertising expense	30,688	(16,264)		14,424	14,126		(119	)(5)	28,431
General and administrative	57,088	(36,175	)(1)	20,913	6,019		1,074	(6)	28,006
Depreciation and amortization	33,522	(17,464)		16,058	17,532		(6,471	)(7)	27,119
Impairment and other lease charges	4,037	(2,744)		1,293	—		—		1,293
Other income	(574)	(146)		(720)	—		—		(720)

Total operating expenses(14)	783,579	(442,526)		341,053	280,589	(11)	17,670		639,312

Income from continuing operations	38,907	(32,442)		6,465	14,291	(12)	(17,670)		3,086
Interest expense	21,031	(13,678)		7,353	1,736		9,162	(8)	18,251
Loss on extinguishment of debt	2,470	—		2,470	—		1,661	(9)	4,131

Income (loss) from continuing operations, before income taxes	15,406	(18,764)		(3,358)	12,555	(13)	(28,493)		(19,296)
Provision (benefit) for income taxes	4,188	(6,276	)(2)	(2,088)	—		(6,375	)(10)	(8,463)

Income (loss) from continuing operations, net of tax	11,218	(12,488)		(1,270)	12,555	(13)	(22,118)		(10,833)
Income from discontinued operations, net of tax	—	11,718		11,718	—		—		11,718

Net income	$11,218	$(770)		$10,448	$12,555	(13)	$(22,118)		$885

See accompanying Notes to Unaudited Condensed Combined Pro Forma Statement of Operations.

CARROLS RESTAURANT GROUP, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

Three Months Ended March 31, 2011

(Dollars in thousands)

	Historical Carrols Restaurant Group	Spin-off of Fiesta Restaurant Group		Pro Forma Carrols Restaurant Group	Historical Acquired Restaurants		Pro Forma Adjustments		Combined Pro Forma Carrols Restaurant Group
Revenues:
Restaurant sales	$196,873	$(115,251)		$81,622	$69,806		$—		$151,428
Franchise royalty revenues and fees	365	(365)		—

Total revenues	197,238	(115,616)		81,622	69,806		—		151,428

Costs and expenses:
Cost of sales	60,315	(36,344)		23,971	23,541		—		47,512
Restaurant wages and related expenses	58,568	(31,633)		26,935	22,376		—		49,311
Restaurant rent expense	12,054	(6,344)		5,710	3,364		2,399	(3)	11,473
Other restaurant operating expenses	27,924	(14,743)		13,181	9,530		3,141	(4)	25,852
Advertising expense	7,503	(4,119)		3,384	3,073		243	(5)	6,700
General and administrative	13,856	(8,745	)(1)	5,111	1,480		375	(6)	6,966
Depreciation and amortization	8,108	(4,279)		3,829	4,176		(1,580	)(7)	6,425
Impairment and other lease charges	1,080	(266)		814	—		—		814
Other income	(106)	—		(106)	—		—		(106)

Total operating expenses(14)	189,302	(106,473)		82,829	67,540	(11)	4,578		154,947

Income (loss) from continuing operations	7,936	(9,143)		(1,207)	2,266	(12)	(4,578)		(3,519)
Interest expense	4,613	(2,252)		2,361	413		1,798	(8)	4,572

Income (loss) from continuing operations, before income taxes	3,323	(6,891)		(3,568)	1,853	(13)	(6,376)		(8,091)
Provision (benefit) for income taxes	1,077	(2,314	)(2)	(1,237)	—		(1,809	)(10)	(3,046)

Income (loss) from continuing operations, net of tax	2,246	(4,577)		(2,331)	1,853	(13)	(4,567)		(5,045)
Income from discontinued operations, net of tax	—	4,471		4,471	—		—		4,471

Net income (loss)	$2,246	$(106)		$2,140	$1,853	(13)	$(4,567)		$(574)

See accompanying Notes to Unaudited Condensed Combined Pro Forma Statement of Operations.

CARROLS RESTAURANT GROUP, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

Three Months Ended March 31, 2012

(Dollars in thousands)

	Historical Carrols Restaurant Group	Spin-off of Fiesta Restaurant Group		Pro Forma Carrols Restaurant Group	Historical Acquired Restaurants		Pro Forma Adjustments		Combined Pro Forma Carrols Restaurant Group
Revenues:
Restaurant sales	$211,016	$(125,566)		$85,450	$73,438		$—		$158,888
Franchise royalty revenues and fees	576	(576)		—

Total revenues	211,592	(126,142)		85,450	73,438		—		158,888

Costs and expenses:
Cost of sales	66,906	(40,784)		26,122	25,284		—		51,406
Restaurant wages and related expenses	61,696	(33,825)		27,871	23,860		—		51,731
Restaurant rent expense	11,933	(6,250)		5,683	3,602		2,482	(3)	11,767
Other restaurant operating expenses	29,472	(15,829)		13,643	9,165		3,305	(4)	26,113
Advertising expense	6,991	(4,295)		2,696	2,772		716	(5)	6,184
General and administrative	17,370	(11,134	)(1)	6,236	1,335		(85	)(6)	7,486
Depreciation and amortization	9,014	(4,321)		4,693	4,497		(1,707	)(7)	7,483
Impairment and other lease charges	6,926	(6,900)		26	—		—		26

Total operating expenses(14)	210,308	(123,338)		86,970	70,515	(11)	4,711		162,196

Income (loss) from continuing operations	1,284	(2,804)		(1,520)	2,923	(12)	(4,711)		(3,308)
Interest expense	6,297	(5,382)		915	426		3,229	(8)	4,570
Loss on extinguishment of debt	—	—		—	—		1,661	(9)	1,661

Income (loss) from continuing operations, before income taxes	(5,013)	2,578		(2,435)	2,497	(13)	(9,601)		(9,539)
Benefit for income taxes	(1,486)	1,097	(2)	(389)	—		(2,842	)(10)	(3,231)

Income (loss) from continuing operations, net of tax	(3,527)	1,481		(2,046)	2,497	(13)	(6,759)		(6,308)
Loss from discontinued operations, net of tax	—	(1,449)		(1,449)	—		—		(1,449)

Net income (loss)	$(3,527)	$32		$(3,495)	$2,497	(13)	$(6,759)		$(7,757)

See accompanying Notes to Unaudited Condensed Combined Pro Forma Statement of Operations.

CARROLS RESTAURANT GROUP, INC.

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

(1)	Reflects an adjustment to general and administrative expense resulting from the spin-off including our corporate general and administrative expenses, payment for services provided by us to Fiesta Restaurant Group under a transition services agreement entered into in connection with the spin-off and the elimination of non-recurring expenses incurred by us in connection with the spin-off.

The following table summarizes the components of incremental general and administrative expense for the respective periods:

	Years Ended December 31,			Three Months Ended March 31,
	2009	2010	2011	2011	2012
	(Dollars in thousands)
Corporate expenses previously allocated(a)	$7,432	$8,006	$9,256	$2,147	$2,978
Expense for stock-conversion(b)	—	—	—	—	(336)
Payments received under the Transition Services Agreement(c)	(6,695)	(6,695)	(6,695)	(1,674)	(1,674)
Eliminate expenses associated with the Spin-off	—	(280)	(1,277)	(297)	(1,022)

	$737	$1,031	$1,284	$176	$(54)

(a)	The administrative support provided by Carrols to us was previously allocated based on estimates and a pro-rata percentage of Pollo Tropical and Taco Cabana revenues, number of restaurants or number of employees. Such costs previously allocated to Fiesta Restaurant Group have been added back to general and administrative expenses, net of costs that would have been directly attributable to Fiesta Restaurant Group.

(b)	For the three months ended March 31, 2012, corporate general and administrative expenses have been reduced by $0.3 million (including stock-based compensation) related to the conversion of employee stock options to restricted and unrestricted common stock of Carrols Restaurant Group in connection with the spin-off.

(c)	Net payments estimated to be received by us for providing services under the transition services agreement are anticipated to be approximately $6.7 million per year. Pro forma adjustments reflect the historical payments assumed to have been received had we been providing such support services to Fiesta Restaurant Group under a similar arrangement for the years ended December 31, 2010 and 2009. The estimated net payments to be received by us reflected in the pro forma financial statements are an estimate and may vary depending upon the type and level of services provided. In addition, Fiesta Restaurant Group may terminate the prior transition services agreement with respect to any service thereunder at any time upon 90 days written notice.

(2)	The income tax expense (benefit) related to the pre-tax effects of pro forma adjustments is based on an incremental tax rate of 40%.

(3)	Reflects an adjustment to record rent expense on 81 BKC-owned properties to be leased to us under leases with BKC at a rate based on a percentage of historical restaurant sales for each property and to record rent for the reclassification of leases that BKC classified as capital leases to operating leases for us.

CARROLS RESTAURANT GROUP, INC.

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA

STATEMENT OF OPERATIONS—(Continued)

The following table summarizes the components of incremental rent expense:

	Year ended December 31, 2011	Three months ended March 31,
		2011	2012
	(Dollars in thousands)
Rent on BKC owned properties	$6,152	$1,456	$1,539
Reclassification to rent for restaurant property leases previously classified as capital leases	3,764	943	943

	$9,916	$2,399	$2,482

(4)	Represents an adjustment to reflect royalties payable to BKC under the new franchise agreements to be entered into in conjunction with the acquisition for the acquired restaurants at the contractual rate of 4.5% of gross restaurant sales.

(5)	Adjusts advertising expense for the acquired restaurants to the contractual rate of 4.75% of restaurant sales under the new franchise agreements entered into in conjunction with the acquisition including 4.0% of restaurant sales payable to BKC and investment spending no less than 0.75% of restaurant sales in the designated marketing area where the franchised restaurants are located.

(6)	Reflects an estimated $0.4 million increase in general and administrative expense for each of the three months ended March 31, 2011 and 2012 and an estimated $1.5 million increase to general and administrative expense for the year ended December 31, 2011 related to additional corporate administrative support. Also reflects a reduction to general and administrative expenses of $0.4 million for the year ended December 31, 2011 and $0.5 million for the three months ended March 31, 2012 related to non-recurring costs incurred for the acquisition.

(7)	Reflects the removal of depreciation expense for buildings and leasehold improvements owned by BKC which will be leased by Carrols LLC and are included in the historical depreciation expense of the acquired restaurants. This is offset partially by amortization of the franchise fees over the term of the respective franchise agreements, the amortization of franchise rights over an estimated 35 year life and depreciation on capital lease assets acquired. The following summarizes the components of total depreciation expense for the respective periods:

	Year ended December 31,	Three months ended March 31,
	2011	2011	2012
	(Dollars in thousands)
Reversal of depreciation on BKC owned assets	$(8,985)	$(2,209)	$(2,297)
Amortization of franchise fees	624	156	156
Depreciation on capital lease assets acquired	1,306	327	288
Amortization of franchise rights	584	146	146

	$(6,471)	$(1,580)	$(1,707)

CARROLS RESTAURANT GROUP, INC.

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA

STATEMENT OF OPERATIONS—(Continued)

(8)	Total incremental interest expense for the respective periods includes interest on the notes, amortization of deferred financing costs associated with the notes, a reversal of previously recorded interest expense on historical debt and a reversal of prior capital lease interest and recording of interest on capital lease obligations committed to for the acquired stores. For the three months ended March 31, 2011 and 2012 and the year ended December 31, 2011 these amounts were $1.8 million, $3.2 million and $9.2 million, respectively.

(9)	Reflects the write-off of deferred financing costs associated with the prior outstanding indebtedness under the Carrols LLC senior credit facility.

(10)	The income tax expense (benefit) related to the combined pretax effects of the historical acquired restaurants and pro forma adjustments is based on an incremental tax rate of 40%.

(11)	Represents “Total Direct Costs and Expenses” as set forth in the Statements of Revenue and Direct Operating Expenses for the acquired restaurants for the relevant period and may not include all those items that would be included in Total Operating Expenses in accordance with GAAP.

(12)	Represents “Revenues less total direct costs and expenses less interest expense” derived from the Statements of Revenue and Direct Operating Expenses for the acquired restaurants for the relevant period and may not include all those items that would be included in Income from Continuing Operations in accordance with GAAP.

(13)	Represents “Revenues less total direct costs and expenses” as set forth in the Statements of Revenue and Direct Operating Expenses for the acquired restaurants for the relevant period and may not include all those items that would be included in Income from Continuing Operations before Income Tax or Net Income in accordance with GAAP.

(14)	After giving effect to the spin-off, stock based compensation expense for Carrols Restaurant Group was $868, $884 and $1,037 for the years ended December 31, 2009, 2010 and 2011, respectively, and $256 and $275 for the three months ended March 31, 2011 and 2012, respectively.